UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                           Submission of Matters to a Vote of Security Holders.

On June 8, 2011, Venoco, Inc. held its 2011 annual meeting of stockholders.  The stockholders elected both of the company’s nominees for director, ratified the appointment of Ernst & Young LLP as the company’s independent auditors for the fiscal year ending December 31, 2011, approved, on an advisory basis, the compensation paid to the Company’s named executive officers and voted in favor of providing future advisory votes on the compensation paid to the Company’s named executive officers every three years.  There were 61,720,733 shares eligible to vote at the meeting, of which 55,660,030 were present or represented by proxy.  The following table summarizes the proposals submitted to a vote of the stockholders and the results of the voting:

(1) Election of J.C. “Mac” McFarland and Joel L. Reed as Class III Directors, to serve until the 2014 annual meeting of stockholders or until their successors have been duly elected and qualified:

NAME	FOR	WITHHOLD	NOT VOTED
J.C. “Mac” McFarland	47,728,869	203,945	7,727,216
Joel L. Reed	47,721,183	211,631	7,727,216

(2) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

FOR	AGAINST	ABSTAIN	NOT VOTED
55,623,727	29,885	6,418	0

(3) Advisory approval of the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	NOT VOTED
47,624,491	262,724	45,599	7,727,216

(4) Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers:

ONE YEAR	TWO YEAR	THREE YEAR	ABSTAIN	NOT VOTED
11,273,810	163,807	36,419,679	75,518	7,727,216

Consistent with the vote of the Company’s stockholders, the Board of Directors of the Company has determined that the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers shall be every three (3) years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 9, 2011

VENOCO, INC.

By:	/s/ Terry Anderson
Name: Terry Anderson
Title: Secretary and General Counsel